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                                                                   Exhibit 10.49

                         RECKSON ASSOCIATES REALTY CORP.
                              AMENDED AND RESTATED
                       LONG-TERM INCENTIVE AWARD AGREEMENT


                                    RECITALS
                                    --------

         A. Scott Rechler (the "Grantee") is an executive officer of Reckson Associates Realty Corp. (the "Company") or one of its Affiliates.

         B. The Company's Board of Directors adopted a long-term incentive plan ("LTIP") designed to provide the Company's Executive Officers and certain other key senior employees with their incentive compensation through March 2007.

         C. The Grantee was selected by the Compensation Committee of the Board of Directors of the Company (the "Committee") to receive an award under the LTIP comprised of a grant of a core annual long-term incentive award (the "Core Award") and a special long-term incentive award (the "Special Outperformance Award"), effective as of March 13, 2003 (the "Date of Grant").

         D. For $10 in cash and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantee and the Company wish to amend, supercede and restate in its entirety the Long-Term Incentive Award Agreement, dated as of March 13, 2003, as set forth herein.

                  NOW, THEREFORE, the Company hereby grants to the Grantee, effective as of the Date of Grant, the Core Award in the form of 138,889 restricted shares of common stock ($0.01 par value per share) of the Company (the "Common Stock") and the Special Outperformance Award in the Target Amount, in each case subject to the terms and conditions of this Amended and Restated Long-Term Incentive Award Agreement (this "Agreement").

         1. Nature of Core Award; Restrictions on Transfer: The restricted shares of Common Stock that comprise the Core Award (the "Core Shares") will be granted to the Grantee under the Company's 2002 Stock Option Plan (the "Plan"), the terms and conditions of which are hereby incorporated by reference. The Core Shares will not be transferable by the Grantee until such shares become vested in accordance with Section 3.

         2. Nature of Special Outperformance Award; Restrictions on Transfer:
The Special Outperformance Award represents a potential cash bonus (with a stated Target Amount) that may become vested and earned based upon the Grantee's continued employment and the achievement of the performance goals set forth in
Section 4 hereof. The Grantee's actual Special Outperformance Award amount, if any, will be based on the Grantee's vested interest in a portion of the Special Outperformance Pool and, to the extent this amount as determined under Section 4(a) is less than 25% of the Target Amount, may be based on the Grantee's Target Amount as provided in Section 4(b). The Grantee's right in the Special Outperformance Award represents a mere unfunded and unsecured contingent promise to pay by the Company. The Grantee will have no rights as a shareholder of the Company based on or attributable to the Grantee's Special Outperformance Award or Target Amount, and neither such Special Outperformance Award, nor such Target Amount, nor any interest therein may be transferred, assigned, alienated or anticipated other than by will or the laws of descent and distribution.

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         3. Vesting of the Core Shares: The Core Shares generally will become vested and transferable as follows:

            (a) 6.25% of the Core Shares will become cumulatively vested and transferable on each of the first four anniversaries of the Date of Grant (each such anniversary hereinafter referred to as an "Annual Vesting Date"); in each case provided that the Grantee remains in continuous employment with the Company or any of its Affiliates until such date.

            (b) 18.75% of the Core Shares will become cumulatively vested and transferable on each of the Annual Vesting Dates; in each case provided that the Grantee remains in continuous employment with the Company or any of its Affiliates until such date; and provided, further, that any shares which otherwise would become vested on such Annual Vesting Date will not become so vested unless the Company has achieved, during the last year completed before the applicable Annual Vesting Date, in the case of the initial Annual Vesting Date and, with regard to each Annual Vesting Date thereafter, during the last calendar year completed immediately preceding the applicable Annual Vesting Date, a total return to shareholders (including all dividends and stock appreciation) based on the Initial Core Base Price in the case of the initial Annual Vesting Date and the respective Annual Core Base Price thereafter that either (i) is at or above the 50th percentile of the total return to shareholders achieved by members of the Peer Group during the same period, or
(ii) subject to the provisions of Section 3(f), equals a total return of at least 9% per annum. If the vesting performance requirement is not satisfied for a given annual period other than the calendar year immediately preceding the fourth Annual Vesting Date, the Core Shares from such year or years will not be forfeited and will become vested on any subsequent Annual Vesting Date on which the vesting performance requirement applicable to such Core Shares is satisfied on a cumulative and compounded basis as measured for an extended performance period beginning with the annual period for which the vesting performance requirement was not satisfied through the calendar year ended immediately preceding the relevant Annual Vesting Date. If necessary, this cumulative and compounded method of satisfying the vesting performance requirement will continue to be applied on a look-back basis on each calendar year end until the end of the four-year vesting performance period (i.e., through the end of the calendar year immediately preceding the fourth Annual Vesting Date) at which time any Core Shares subject to vesting under this Section 3(b) that have not become vested shall become vested if at such date the vesting performance requirement is satisfied on a cumulative and compounded basis for an extended performance period commencing upon the Date of Grant and measured through the calendar year ended immediately preceding the fourth Annual Vesting Date based upon the Initial Core Base Price. For purposes of this Section, (i) the performance of the Company relative to the performance of members of the Peer Group will be determined using the VWAP for the last ten trading days of the Common Stock and the common stock of the members of the Peer Group at the applicable calendar year end, and (ii) the per annum percentage performance of the Company will be determined using the VWAP for the last ten trading days for the period ending at the applicable calendar year end.


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            (c) Notwithstanding the foregoing, if a Change-in-Control occurs prior to the fourth Annual Vesting Date and the Grantee remains in continuous employment with the Company or any of its Affiliates until such occurrence, all non-vested Core Shares will thereupon become fully vested and transferable provided that, if (i)(a) a Change in Control shall occur and the Company continues in existence as a public company or (b) another company is the successor to the Company in a transaction whereby holders of Common Stock receive common stock of the successor company (or a combination of common stock and cash) and such successor company expressly assumes the obligations under this Agreement and (ii) the Grantee continues employment with the Company or such successor company, as the case may be, and a Force Out does not occur, then no vesting shall occur under this Section 3(c) as result of such Change in Control, but this Agreement and the awards hereunder shall continue in effect on the terms hereof, subject to the adjustment of the Initial Core Base Price and/or the Annual Core Base Price as may be appropriate pursuant to Section 7 hereof. Notwithstanding the foregoing, if a Change-in-Control occurs, subsequent to the calendar year end immediately preceding the fourth Annual Vesting Date and prior to the fourth Annual Vesting Date, it shall have no effect upon the vesting (or not) of the Core Award (i.e., if the vesting performance requirements of Section 3(b) were satisfied at the calendar year end immediately preceding the fourth Annual Vesting Date any unvested shares under the Core Award shall vest and be payable upon such Change-in-Control and, if such vesting performance requirements were not satisfied then any remaining shares under the Core Award shall not vest).

            (d) Notwithstanding the foregoing, if the Grantee's employment with the Company and all Affiliates is terminated prior to the fourth Annual Vesting Date by reason of the Grantee's death or Disability, by the Grantee for Good Reason, or by the Company or any Affiliate for any reason other than Cause or transfer to another Affiliate, all non-vested Core Shares will thereupon become fully vested and transferable. If the Grantee's employment with the Company and all Affiliates is terminated prior to the fourth Annual Vesting Date for any other reason, any Core Shares that have not yet become vested will thereupon be forfeited.

            (e) Notwithstanding the foregoing, if the Grantee remains in continuous employment with the Company or any of its Affiliates until an applicable Annual Vesting Date but the vesting performance requirement is not satisfied for the calendar year end immediately preceding such date (or any extended performance period as contemplated in Section 3(b) above), and if the Committee determines that it nevertheless would be consistent with the spirit and intent of this Agreement to vest some or all of the Core Shares that otherwise would have become vested and transferable on that Annual Vesting Date, then the Committee, in its sole and absolute discretion, may elect to vest some or all of such Core Shares.


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            (f) Notwithstanding the foregoing, in the event that (i) the Core
Shares would become vested as a result of the Company achieving a total return of at least 9% per annum in accordance with the terms of Section 3(b), (ii) the appreciation in the share price of the Common Stock alone has not resulted in the Company achieving such a 9% per annum total return (i.e., without taking into account any dividends paid to holders of Common Stock), and (iii) the Company's Dividend Payout Ratio with regard to its Cash Available for Distribution exceeds 100% for any relevant annual period or periods, the Compensation Committee may, in its sole discretion, review whether it is appropriate for the Core Shares to vest for such period or periods, and may determine that the Core Shares shall not vest, in whole or in part, based upon such facts as it deems appropriate including, but not limited to, the effect on the Dividend Payout Ratio of rent concessions, tenant improvements, capital expenditures by the Company and similar matters that represent uses of operating cash flow for the purpose of generating incremental cash flow or other returns for the Company.

         4. Vesting of the Special Outperformance Award: The Special Outperformance Award generally will become vested as follows:

            (a) The Special Outperformance Award (determined as set forth below) will become vested on the fourth Annual Vesting Date; provided that the Grantee remains in continuous employment with the Company or any of its Affiliates until the fourth Annual Vesting Date; and provided, further, that the Company has achieved, during the period from the Date of Grant through the calendar year end immediately preceding the fourth Annual Vesting Date, a cumulative and compounded total return to shareholders based on the Special Base Price (including all dividends and stock appreciation) that (i) is at or above the 60th percentile of the cumulative and compounded total return to shareholders achieved by members of the Peer Group during the same period, and (ii) equals a cumulative and compounded total return of at least 9% per annum. The dollar amount of Grantee's Special Outperformance Award that becomes vested on such fourth Annual Vesting Date will equal (i) the Special Outperformance Pool, multiplied by (ii) the Grantee's Special Outperformance Award Percentage. The value of the portion of the Special Outperformance Award that becomes vested by operation of the preceding sentence may exceed the Grantee's Target Amount. The Committee will determine the levels of the Company's shareholder return in good faith as soon as practicable after the fourth Annual Vesting Date. For purposes of this Section, (i) the performance of the Company relative to the performance of members of the Peer Group will be determined using the VWAP for the last ten trading days of the Common Stock and the common stock of the members of the Peer Group at the applicable calendar year end, and (ii) the per annum percentage performance of the Company will be determined using the VWAP for the last ten trading days for the period ending at the applicable calendar year end.


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            (b) To the extent that the amount of the Special Outperformance
Award that becomes vested to the Grantee on the fourth Annual Vesting Date pursuant to Section 4(a) above equals less than 25% of the Target Amount, the Committee, in its sole and absolute discretion, may provide for the vesting and payment of an amount equal to not more than 25% of the Grantee's Target Amount; provided that the Grantee remains in continuous employment with the Company or any of its Affiliates until the fourth Annual Vesting Date; and provided, further, that the Company has achieved, during the period from the Date of Grant through the calendar year end immediately preceding the fourth Annual Vesting Date, a cumulative and compounded total return to shareholders based on the Special Base Price (including all dividends and stock appreciation) and calculated on the same basis as set forth in Section 4(a), that (i) is at or above the 60th percentile of the cumulative and compounded total return to shareholders achieved by members of the Peer Group during the same period, and
(ii) equals a cumulative and compounded total return of at least 9% per annum for such period. The Committee will determine the levels of the Company's shareholder return in good faith and the extent to which such award becomes vested as soon as practicable after the applicable anniversary date.

            (c) Notwithstanding the foregoing, if a Change-in-Control occurs prior to the calendar year end immediately preceding the fourth Annual Vesting Date and the Grantee remains in continuous employment with the Company or any of its Affiliates until such occurrence, the Grantee's Target Amount will thereupon become fully vested and all obligations to the Grantee in respect of the Special Outperformance Award shall be satisfied in full upon payment thereof provided that, if (i)(a) a Change in Control shall occur and the Company continues in existence as a public company or (b) another company is the successor to the Company in a transaction whereby holders of Common Stock receive common stock of the successor company (or a combination of common stock and cash) and such successor company expressly assumes the obligations under this Agreement and
(ii) the Grantee continues employment by the Company or such successor company, as the case may be, and a Force Out does not occur, then no vesting shall occur under this Section 4(c) as result of such Change in Control, but this Agreement and the awards hereunder shall continue in effect on the terms hereof, subject to the adjustment of the Special Base Price as may be appropriate pursuant to
Section 7 hereof. Notwithstanding the foregoing if a Change-in-Control occurs subsequent to the calendar year end immediately preceding the fourth Annual Vesting Date and prior to the fourth Annual Vesting Date, it shall have no effect upon the vesting (or not) of the Special Outperformance Award (i.e., if the vesting performance requirements set forth in Section 4(a) were satisfied at the calendar year end immediately preceding the fourth Annual Vesting Date the Special Outperformance Award shall vest in accordance with Section 4(a) and, to the extent applicable, Section 4(b) and be payable upon such Change-in-Control and if such vesting performance requirements were not satisfied the Special Outperformance Award shall not vest).

            (d) Notwithstanding the foregoing, if the Grantee's employment with the Company and all Affiliates is terminated prior to the calendar year end immediately preceding the fourth Annual Vesting Date by the Grantee for Good Reason, or by the Company or any Affiliate for any reason other than death, Disability, Cause or transfer to another Affiliate, the Grantee's Target Amount will thereupon become fully vested, and all obligations to the Grantee in respect of the Special Outperformance Award shall be satisfied in full upon payment thereof. If the Grantee's employment with the Company and all Affiliates is terminated prior to the calendar year end immediately preceding the fourth Annual Vesting Date by reason of the Grantee's retirement at or after age 65, then a pro rata portion (if any) of the Special Outperformance Award (calculated at the end of the four-year performance period) will become vested as of the date of the Grantee's retirement, and all obligations to the Grantee in respect of the Special Outperformance Award shall be satisfied in full upon payment thereof. Such pro rata portion will equal (i) the portion of the Special Outperformance Award that otherwise would have become vested under Sections 4(a) or (b) (as applicable) if the Grantee had remained employed with the Company or any Affiliate until the fourth Annual Vesting Date, multiplied by (ii) the number of years from the Date of Grant to the date of death or Disability (rounded to the next whole year), and divided by (iii) four. If the Grantee's employment with the Company and all Affiliates is terminated prior to the calendar year end immediately preceding the fourth Annual Vesting Date by reason of the Grantee's death or Disability, then the portion (if any) of the Special Outperformance Award that otherwise would have become vested under Sections 4(a) or (b) (as applicable) if the Grantee had remained employed with the Company or any Affiliate until the fourth Annual Vesting Date (calculated at the calendar year end immediately preceding the fourth Annual Vesting Date) will become vested. If the Grantee's employment with the Company and all Affiliates is terminated prior to the calendar year end immediately preceding the fourth Annual Vesting Date for any other reason, to the extent the Special Outperformance Award (or a portion thereof) has not yet become vested under
Section 4(a) or (b), the Grantee's right to receive any portion of the Special Outperformance Award will thereupon be forfeited by the Grantee, and the Company will have no obligations to the Grantee in respect thereof.


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            (e) Notwithstanding the foregoing (including, without limitation,
Section 4(b)), if the Grantee remains in continuous employment with the Company or any of its Affiliates until the fourth Annual Vesting Date but the vesting performance requirement set forth in Section 4(a) or 4(b) is not satisfied, and if the Committee determines that it nevertheless would be consistent with the spirit and intent of this Agreement to vest some or all of the Special Outperformance Award that otherwise would have become vested on that anniversary date, then the Committee, in its sole and absolute discretion, may elect to vest some or all of such Special Outperformance Award.

         5. Delivery of Core Shares and Payment of Special Outperformance Award. Subject to Section 12, as soon as practicable after any portion of the Grantee's Core Shares become vested and transferable (as determined under Section 3), the Company will instruct its stock transfer agent (i) to issue certificates to the Grantee representing such vested Core Shares without the legends contemplated under Section 1 and (ii) to process any applicable transfers of such vested Core Shares. As soon as reasonably practicable after any portion of the Grantee's Special Outperformance Award is determined to have become vested, the Company will distribute the amount or value of such vested Special Outperformance Award (as determined under Section 4) to the Grantee in cash (less applicable withholding in accordance with Section 12); provided, however, that the Committee, in its sole and absolute discretion, may elect to distribute some or all of such vested Special Outperformance Award in the form of shares of Common Stock, provided further that sufficient shares of Common Stock are available for such distribution under the Plan or any other Company plan or program that provides for the issuance of equity to employees. If any portion of the Special Outperformance Award is satisfied by the distribution of shares of Common Stock, the value of such shares will be determined using the 45-day VWAP on the date such Special Outperformance Award is vested. Notwithstanding any provision of any employment, severance or change of control agreement between the Grantee and the Company to the contrary, the Grantee shall not be entitled to receive any payment or benefit from the Company intended to defray or offset some or all of the Grantee's income tax liability with respect to benefits under this Agreement.


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         6. Payment of Dividends. The Core Shares will accrue on a cumulative basis all dividends paid on such shares from the date of actual issuance through the date of vesting. Subject to Section 12, as soon as practicable after any Core Shares become vested, the Company will pay to the Grantee in cash or in kind (as applicable) the dividends accrued with respect to such shares. No dividends will accrue with respect to the Special Outperformance Award.

         7. Adjustment. The Committee will make or provide for such adjustments in the number of shares of Common Stock underlying the Core Shares, the vesting performance requirements applicable to Core Shares and the Special Outperformance Award and the measurement of the Special Outperformance Award covered by this Agreement, as the Committee may in good faith determine to be equitably required in order to prevent any dilution or expansion of the rights of the Grantee that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or similar change in the capital structure of the Company or (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other transaction or event having an effect similar to any of the foregoing.

         8. Compliance With Law. The Company and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no Core Shares or Special Outperformance Award will become vested or be paid at a time that such vesting or payment would result in a violation of any such law.

         9. Investment Representation; Registration.

            (a) In order to comply with Section 8 hereof and any applicable securities law, the Company may require the Grantee (i) to furnish evidence satisfactory to the Company (including, without limitation, a written and signed representation letter) to the effect that any shares of Common Stock acquired pursuant to this Agreement were acquired for investment only and not for resale or distribution and (ii) to agree that all such shares will only be sold following registration under the Securities Act of 1933 (the "Securities Act") or pursuant to an exemption therefrom.

            (b) The Company may affix a legend to the certificates representing unregistered shares of Common Stock issued pursuant to this Agreement, if any, to the effect that such shares have not been registered under the Securities Act and may only be sold or transferred upon registration or pursuant to an exemption therefrom.


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            (c) The Company will have no obligation to register under the
Securities Act any shares of Common Stock or any other securities issued pursuant to this Agreement.

         10. Severability. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

         11. Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of New York, without giving effect to the principle of conflict of laws of such State.

         12. Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to Federal Insurance Contributions Act withholding with respect to any award under this Agreement, such Grantee will pay to the Company or, if appropriate, any of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The Committee may permit or require that withholding obligations be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee. The Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations with Common Stock.

         13. Successors and Assigns. This Agreement shall be binding upon the Company's successors and assigns, whether or not this Agreement is expressly assumed.

         14. Certain Definitions.

            (a) "Affiliate" means any person or entity that, at the time of reference, is controlled by, controlling of or under common control with the Company.

            (b) "Annual Core Base Price" means with regard to each calendar year that is used to measure whether Core Shares shall vest pursuant to Section 3(b) other than Core Shares that may vest on the initial Annual Vesting Date, the VWAP for the last 10 trading days of the calendar year immediately preceding such calendar year.

            (c) "Cash Available for Distribution" means the Company's cash available for distribution to holders of Common Stock on an "as committed" basis as announced by the Company for the relevant period.


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            (d) "Cause" means a finding by the Company's Board of Directors that the Grantee has (i) acted with gross negligence or willful misconduct in connection with the performance of his material duties to the Company or any Affiliate; (ii) defaulted in the performance of his material duties to the Company or any Affiliate and has not corrected such action within 15 days of receipt of written notice thereof; (iii) willfully acted against the best interests of the Company or any Affiliate, which act has had a material and adverse impact on the financial affairs of the Company or such Affiliate; or
(iv) been convicted of a felony or committed a material act of common law fraud against the Company, any Affiliate or any of their employees and such act or conviction has had, or the Company's Board of Directors reasonably determines will have, a material adverse effect on the interests of the Company or such Affiliate; provided, however, that a finding of Cause will not become effective unless and until the Board of Directors provides the Grantee notice that it is considering making such finding and a reasonable opportunity to be heard by the Board of Directors.

            (e) A "Change-in-Control" will be deemed to have occurred if following the Date of Grant:

                (i) any Person, together with all "affiliates" and "associates"
            (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of such Person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities"), (B) the combined voting power of the Company's then outstanding Voting Securities and any securities convertible into Voting Securities, or (C) the then outstanding shares of all classes of stock of the Company; or

                (ii) individuals who, as of the effective date of this
            Agreement, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Company's Board of Directors, provided that any person becoming a director of the Company subsequent to the effective date of this Agreement whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall, for purposes of this Agreement, be considered an Incumbent Director; or

                (iii) consummation of (1) any consolidation or merger of the
            Company or any subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, but based solely on their prior ownership of shares of the Company, shares representing in the aggregate more than 60% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (2) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company; or


                                       9
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                (iv) stockholder approval of any plan or proposal for the
            liquidation or dissolution of the Company.

                Notwithstanding the foregoing, a "Change-in-Control" shall not be deemed to have occurred for purposes of the foregoing clause (i)
            (A) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of stock of the Company beneficially owned by any Person to 30% or more of the shares of stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to 30% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any Person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional stock of the Company or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a "Change-in-Control" shall be deemed to have occurred for purposes of the foregoing clause (i), and (B) solely as a result of the direct or indirect acquisition of beneficial ownership of Voting Securities by any executive officers of the Company on the date hereof and/or the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its subsidiaries if the Grantee is one of the executive officers participating in such acquisition.

            (f) "Disability" means that the Grantee has been unable to efficiently perform his duties to the Company and all Affiliates because of any physical or mental injury or illness until the earlier of such time when (i) the period of injury or illness (whether or not the same injury or illness) exceeds 180 consecutive days or (ii) the Grantee becomes eligible to receive benefits under a comprehensive disability insurance policy maintained or sponsored by the Company.

            (g) "Dividend Payout Ratio" means the quotient, expressed as a percentage, derived by dividing the aggregate dividends paid on shares of Common Stock during a relevant period by the Cash Available for Distribution for such period.

            (h) "Employment Agreement" means the Amendment and Restatement of Employment and Noncompetition Agreement, dated as of August 15, 2000, between Grantee and the Company.


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            (i) "Force Out" means

                (i) a change in duties, responsibilities, status or positions with the Company or successor company, which, in Grantee's reasonable judgment, does not represent a promotion from or maintaining of Grantee's duties, responsibilities, status or positions as in effect immediately prior to the Change-in-Control, or any removal of Grantee from or any failure to reappoint or reelect Grantee to such positions, except in connection with the termination of Grantee's employment for Cause, disability, retirement or death;

                (ii) a reduction by the Company or such successor company in
            Grantee's Base Salary as in effect immediately prior to the Change-in-Control;

                (iv) the failure by the Company or such successor company to provide and credit Grantee with the number of paid vacation days to which Grantee is then entitled in accordance with the Company or such successor company's normal vacation policies as in effect immediately prior to the Change-in-Control;

                (v) the Company or such successor company requiring Grantee to be based in an office located beyond a reasonable commuting distance from Grantee's residence immediately prior to the Change-in-Control, except for required travel relating to the Company or such successor company's business to an extent substantially consistent with the business travel obligations which Grantee undertook on behalf of the Company or such successor company prior to the Change-in-Control;

                (vi) the failure by the Company or such successor company to obtain from any successor to the Company or such successor company an agreement to be bound by this Agreement and the Employment Agreement;

                (vii) any refusal by the Company or such successor company to continue to allow Grantee to attend to matters or engage in activities not directly related to the business of the Company or such successor company which, prior to the Change-in-Control, Grantee was permitted by the Company or such successor company's Boards of Directors to attend to or engage in; or

                (viii) the failure by the Company or such successor company to continue in effect any of the benefit plans, programs or arrangements in which Grantee is participating at the time of the Change-in-Control of the Company or such successor company (unless Grantee is permitted to participate in any substitute benefit plan, program or arrangement with substantially the same terms and to the same extent and with the same rights as Grantee had with respect to the benefit plan, program or arrangement that is discontinued) other than as a result of the normal expiration of any such benefit plan, program or arrangement in accordance with its terms as in effect at the time of the Change-in-Control, or the taking of any action, or the failure to act, by the Company or such successor company which would adversely affect Grantee's continued participation in any of such benefit plans, programs or arrangements on at least as favorable a basis to Grantee as is the case on the date of the Change-in-Control or which would materially reduce Grantee's benefits in the future under any of such benefit plans, programs or arrangements or deprive Grantee of any material benefits enjoyed by Grantee at the time of the Change-in-Control.

            (j) "Good Reason" means the occurrence of any of the following events or conditions, which event or condition is not corrected by the Company within 30 days of written notice from the Grantee: (i) any failure of the Board of Directors of the Company to elect the Grantee to offices with the same or substantially the same duties and responsibilities as in effect on the Date of Grant, (ii) any material failure by the Company or any Affiliate to timely pay or provide to the Grantee any compensation or benefits required to be paid or provided under the terms of any employment or similar agreement in effect during the term of this Agreement between the Grantee and the Company or such Affiliate, (iii) any material breach by the Company or any Affiliate of any other provision of any employment or similar agreement in effect during the term of this Agreement between the Grantee and the Company or such Affiliate, and
(iv) any failure by the Company or any Affiliate to timely offer to renew (and to hold such offer to renew open for acceptance for a reasonable period of time) on substantially identical terms until at least the fourth anniversary of the Date of Grant any employment agreement in effect on the Date of Grant between the Grantee and the Company or such Affiliate.

            (k) "Initial Core Base Price" means the closing price per share of the Common Stock on the New York Stock Exchange on the Date of Grant.

            (l) "Peer Group" means the business entities set forth on Exhibit A to this Agreement, and any successors to the businesses or assets of such entities as determined by the Committee in its sole and absolute discretion. If an entity listed on such Exhibit ceases to exist during the term of this Agreement and the Committee determines that there is no successor to the business or assets of such entity, then such entity will cease to be treated as a member of the Peer Group to the extent and for the periods determined by the Committee in its sole and absolute discretion.

            (m) "Person" has the meaning used in Sections 13(d) and 14(d) of the Exchange Act.

            (n) "Special Base Price" means $22.40 per share of Common Stock.

            (o) "Special Outperformance Award Percentage" means 10.04%.

            (p) "Special Outperformance Pool" means the dollar value, if any, equal to 10% of the cumulative and compounded return to holders of common equity of the Company and Reckson Operating Partnership, L.P. ("ROP") (collectively, "Common Equity") based on the Special Base Price (including all dividends and stock appreciation) in excess of a cumulative and compounded return of 9% per annum during the period from the Date of Grant through the calendar year end immediately preceding the fourth Annual Vesting Date, up to, but not exceeding, a cumulative and compounded return of 15% per annum for such period. For this purpose, such return shall be calculated as the product of (i) the sum of (A) the increase in market value of the per share price of the Common Stock over the Special Base Price during the period from the Date of Grant through the calendar year end immediately preceding the fourth Annual Vesting Date and (B) the total amount of the dividends paid per share of Common Stock during such period, up to, but not exceeding, a cumulative and compounded return of 15% per annum for such period; less the amount equal to a cumulative and compounded return of 9% per annum on the Special Base Price, and (ii) the average annual weighted average shares (units) of Common Equity outstanding for such period. For this purpose, the increase, if any, of the per share price of the Common Stock shall be measured based upon the VWAP for the last ten trading days for the period ending at the calendar year end immediately preceding the fourth Annual Vesting Date and the regular quarterly Common Stock dividend with regard to the fourth quarter of such calendar year shall be included, even if not yet declared or paid.

            (q) "Target Amount" means $2,500,000.00.

            (r) "VWAP" means the volume weighted average closing price per share of a security on the primary exchange or other quotation system on which the security is traded.



                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the 28th day of May, 2003.

                                RECKSON ASSOCIATES REALTY CORP.



                                By:  /s/ Jason Barnett
                                     ----------------------------------
                                     Name: Jason Barnett
                                     Title: General Counsel


                                     /s/ Scott Rechler
                                     -----------------------------------
                                     The Grantee

                        Exhibit A - Peer Group Companies
                        --------------------------------

                         American Financial Realty Trust
                            Arden Realty Group, Inc.
                             Boston Properties, Inc.
                             Brandywine Realty Trust
                         CarrAmerica Realty Corporation
                       Crescent Real Estate Equities, Inc.
                         Equity Office Properties Trust
                          Mack-Cali Realty Corporation
                             Maguire Properties Inc.
                            Prentiss Properties Trust
                           SL Green Realty Corporation
                             Trizec Properties Inc.
                              Vornado Realty Trust